Exhibit 99.1

For immediate release

Ditech Networks Reports Financial Results for the Three and Nine Month Periods Ended January 31, 2012

PhoneTag Revenue Increases 18% Over Prior Quarter

Ditech Networks, Inc. (NASDAQ: DITC), San Jose, CA., a leader in solutions for voice quality enhancement and voice transcription, reported financial results for the three and nine month periods ended January 31, 2012.

The financial results for the three months ended January 31, 2012 were as follows:

•                  Revenues were $4.2 million. PhoneTag voice-to-text revenues were approximately $1.3 million in the quarter, an increase of approximately 18% quarter over quarter.

•                  Cash used in operations was $0.9 million.  The majority of the cash used was invested in PhoneTag operations, development and trials.

•                  GAAP operating expenses for the quarter were $4.2 million, up $0.1 million from $4.1 million in the previous quarter due to an increase in investment of PhoneTag trials and development expense, and down from $4.6 million for the corresponding quarter last year as a result of cost savings initiatives put in place throughout the last twelve months.  Ditech Networks expects its investment in PhoneTag R&D and trials to continue to increase modestly in the near future.

•                  Non-GAAP(1) operating expenses were $4.0 million.

•                  GAAP net loss for the quarter was $2.7 million or $(0.10) per share.

•                  Non-GAAP(1) net loss for the quarter was $2.5 million or $(0.09) per share.

The financial results for the nine months ended January 31, 2012 were as follows:

•                  Revenues were $11.1 million.

•                  Cash used in operations was $4.1 million.

•                  GAAP operating expenses were $12.6 million.

•                  Non-GAAP(1) operating expenses were $12.1 million.

•                  GAAP net loss was $8.6 million or $(0.32) per share.

•                  Non-GAAP(1) net loss was $8.0 million or $(0.30) per share.

(1) A reconciliation of the non-GAAP to GAAP financial measures for the three and nine month periods ended January 31, 2012 and 2011is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, and the tax effects of the excluded amounts.

Since October 31, 2011, Ditech Networks:

•                  Signed 10 new PhoneTag customers, broadening the reach and distribution for the voicemail-to-text product line.

•                  Implemented a number of cost savings programs targeted at reducing PhoneTag cost of revenue, the results of which are expected to commence in the quarter ended April 30, 2012, with the biggest impact in the first six months of fiscal 2013.

•                  Moved into a smaller facility that is expected to save the company approximately $100,000 per quarter.

“I am pleased with the results of our PhoneTag offering, with approximately 18% revenue growth for the quarter,” said Ken Naumann, President and CEO. “Our PhoneTag revenue increase is primarily the result of our providing voice-to-text services to a domestic Tier 1 company for the entire quarter.  Our strategy for PhoneTag growth is predicated on domestic and international Tier 1 targets, but we continue to see strong demand for PhoneTag within the Tier 2 carriers and adjacent application providers targeting the enterprise market. In the third quarter, we signed 10 new customer contracts.”

“Revenue results for our voice quality assurance, or VQA, products in the third quarter improved, as historically we have seen the majority of our VQA revenue in the second half of our fiscal year,” continued Mr. Naumann. “We expect this trend to continue, although visibility into VQA revenue remains difficult, and revenue results remain choppy. The majority of our cost savings initiatives have been directed at VQA, and we have successfully reduced costs in this area.”

The company sees further reductions in expenses coming primarily from a reduction in lease and related facility expenses, offset by ongoing investment in PhoneTag language and platform development.

In the long term, the company’s plan is to emphasize its voice application business and partner with other companies to increase PhoneTag’s reach and opportunities. Ditech Networks will attempt to continue to monetize its VQA algorithms while continuing to pursue PhoneTag in multiple channels to grow the business at a faster rate.

About Ditech Networks

Ditech Networks provides advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech Networks believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and it is currently developing compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech Network’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech Network’s customers include Verizon, Sprint/Nextel, AT&T, Telus, Orascom Telecom, and West Corporation. Ditech Networks is headquartered in San Jose, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’  expectation that the trend previously experienced with the majority of VQA revenue coming in the latter half of the fiscal year will continue, its expectations as to reductions in expense, and its intent to monetize its VQA algorithms and pursue PhoneTag in multiple channels, are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including: Ditech Networks’ VQA business is substantially dependent upon a small number of large customers, and any delay in orders, or the loss of one of these customers, could have a substantial negative effect on Ditech Networks’ revenues; the PhoneTag business continues to remain a relatively new business for Ditech Networks, and so Ditech Networks may not experience the demand for its new products and services that it currently expects; larger carriers may delay deploying more automated voice-to-text solutions due to capital expenditure constraints, technical integration difficulties or other reasons, which may restrain the growth of this market; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks may experience unexpected expenses as a result of its restructurings or the need to invest more in its PhoneTag business than it currently anticipates, which could cause expenses not to decline as Ditech Networks expects; as well as those detailed under the caption “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the period ended October 31, 2011 (filed September 13, 2011 and December 12, 2011, with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of purchased intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of purchased intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of purchased intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors an additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1.              Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.              Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3.              These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4.              These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

1.              Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future.

2.              Amortization of purchased intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

3.              Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:

Karl Brown, VP Marketing (408)-883-3682
Bill Tamblyn, Chief Financial Officer (408)-883-3691

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	April 30,
	2012	2011

Assets
Cash, cash equivalents and investments	$23,787	$27,522
Accounts receivable, net	1,363	1,851
Inventories	3,851	4,689
Property and equipment, net	709	1,164
Purchased intangibles, net	81	441
Other assets	3,838	5,051

Total Assets	$33,629	$40,718

Liabilities and Stockholders’ Equity
Accounts payable	$1,233	$858
Accrued expenses	1,338	1,632
Deferred revenue	1,388	530
Income taxes payable	61	50

Total Liabilities	4,020	3,070

Stockholders’ equity	29,609	37,648

Total Liabilities and Stockholders’ Equity	$33,629	$40,718

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Nine Month Periods Ended January 31, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2012	2011	2012	2011

Revenue	$4,207	$5,587	$11,100	$13,278

Cost of revenue	2,696	2,429	7,062	6,930

Gross profit	1,511	3,158	4,038	6,348

Operating expenses:
Sales and marketing	1,643	1,732	4,389	5,666
Research and development	1,780	1,672	5,390	5,777
General and administrative	750	1,182	2,753	3,745
Amortization of purchased intangible assets	20	20	60	60

Total operating expenses	4,193	4,606	12,592	15,248

Loss from operations	(2,682)	(1,448)	(8,554)	(8,900)

Other income (expense), net	10	(34)	(1)	(58)

Loss before provision for (benefit from) for income taxes	(2,672)	(1,482)	(8,555)	(8,958)

Provision for (benefit from) income taxes	6	5	18	(12)

Net loss	$(2,678)	$(1,487)	$(8,573)	$(8,946)

Basic and diluted net loss per share	$(0.10)	$(0.06)	$(0.32)	$(0.34)

Weighted shares used in per share calculation:
Basic and diluted	26,566	26,388	26,466	26,359

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$11	$14	$37	$58
Sales and marketing	69	77	153	308
Research and development	41	30	138	170
General and administrative	80	122	47	450
Total	$201	$243	$375	$986

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Nine Month Periods Ended January 31, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2012	2011	2012	2011

GAAP gross profit	$1,511	$3,158	$4,038	$6,348
Add back severance and restructuring costs	—	—	45	—
Add back stock-based compensation	11	14	37	58
Non-GAAP gross profit	$1,522	$3,172	$4,120	$6,406

GAAP gross margin	35.9%	56.5%	36.4%	47.8%
Add back severance and restructuring costs	0.0%	0.0%	0.4%	0.0%
Add back stock-based compensation	0.3%	0.3%	0.3%	0.4%
Non-GAAP gross margin	36.2%	56.8%	37.1%	48.2%

GAAP sales and marketing expense	$1,643	$1,732	$4,389	$5,666
Add back (deduct) severance and restructuring costs	—	8	(36)	8
Deduct stock-based compensation	(69)	(77)	(153)	(307)
Non-GAAP sales and marketing expense	$1,574	$1,663	$4,200	$5,367

GAAP research and development expense	$1,780	$1,672	$5,390	$5,777
Add back (deduct) severance and restructuring costs	—	7	(28)	7
Deduct stock-based compensation	(41)	(30)	(138)	(170)
Non-GAAP research and development expense	$1,739	$1,649	$5,224	$5,614

GAAP general and administrative expense	$750	$1,182	$2,753	$3,745
Deduct severance and restructuring costs	—	—	(21)	—
Deduct stock-based compensation	(80)	(122)	(47)	(450)
Non-GAAP general and administrative expense	$670	$1,060	$2,685	$3,295

GAAP total operating expenses	$4,193	$4,606	$12,592	$15,248
Add back (Deduct):
Severance and restructuring costs	—	15	(85)	15
Stock-based compensation expense	(190)	(229)	(338)	(927)
Amortization of purchased intangibles	(20)	(20)	(60)	(60)
Non-GAAP total operating expenses	$3,983	$4,372	$12,109	$14,276

GAAP loss from operations	$(2,682)	$(1,448)	$(8,554)	$(8,900)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	221	248	565	1,030
Non-GAAP loss from operations	$(2,461)	$(1,200)	$(7,989)	$(7,870)

GAAP loss before provision for (benefit from) income taxes	$(2,672)	$(1,482)	$(8,555)	$(8,958)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	221	248	565	1,030
Non-GAAP loss before provision for (benefit from) income taxes	$(2,451)	$(1,234)	$(7,990)	$(7,928)

GAAP provision for (benefit from) income taxes	$6	$5	$18	$(12)
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—	—	—
Non-GAAP provision for (benefit from) for income taxes	$6	$5	$18	$(12)

GAAP net loss	$(2,678)	$(1,487)	$(8,573)	$(8,946)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	221	248	565	1,030
Non-GAAP net loss	$(2,457)	$(1,239)	$(8,008)	$(7,916)

GAAP diluted net loss per share	$(0.10)	$(0.06)	$(0.32)	$(0.34)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.01	0.01	0.02	0.04
Non-GAAP diluted net loss per share	$(0.09)	$(0.05)	$(0.30)	$(0.30)

Shares used in computing net loss per share
Diluted-GAAP	26,566	26,388	26,466	26,359
Diluted-Non-GAAP	26,566	26,388	26,466	26,359